Exhibit 99.1

NEWS RELEASE 20-004	Contacts:	Todd Hornbeck, CEO Jim Harp, CFO Hornbeck Offshore Services 985-727-6802

For Immediate Release		Ken Dennard, Managing Partner Dennard-Lascar / 713-529-6600
HORNBECK OFFSHORE ANNOUNCES LAUNCH OF SOLICITATION OF VOTES ON COMPREHENSIVE PREPACKAGED RESTRUCTURING TRANSACTION WITH THE SUPPORT OF THE REQUISITE MAJORITIES OF THE VOTING CREDITORS IN-HAND

Prepackaged Deal with Lenders will Allow Swift Restructuring with
No Expected Impact on Customers, Services, Vendors or Employees

The Plan will De-Lever the Balance Sheet,
Provide $75 Million in Debtor-in-Possession Financing,
Allow Use of Cash On Hand to Continue Operations During Reorganization, and
Provide $100 Million of New Equity Capital Upon Emergence to
Strengthen the Company’s Financial Position for Long-Term Success

May 13, 2020 - Covington, Louisiana - Hornbeck Offshore Services, Inc. (OTCQB:HOSS) (the “Company”) announced today that it has launched a solicitation of votes from its lenders and unsecured noteholders in support of a prepackaged chapter 11 plan of reorganization (the “Plan”). As previously announced, pursuant to a restructuring support agreement, the Company has the support of secured lenders holding approximately 83% of the Company’s aggregate secured indebtedness and unsecured noteholders holding approximately 79% of the Company’s aggregate unsecured notes outstanding for the Plan. The Company intends to commence a voluntary prepackaged chapter 11 filing in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”) within the coming days, and to seek a hearing on June 19, 2020 for confirmation of the Plan following the conclusion of the solicitation period.
As previously reported, the Company will have access to a $75 million debtor-in-possession term loan facility provided by existing creditors and permitted use of existing cash on hand and cash generated from operations to support the business during the financial restructuring process, which will enable the Company to operate in the ordinary course of business without disruption to its customers, vendors and workforce. The Plan provides for payment in full of all vendors and employees.
The Plan and related disclosure statement are available at http://cases.stretto.com/Hornbeck. Upon the chapter 11 filing, more information about the Company’s restructuring, including access to Court

103 Northpark Boulevard	Covington, LA 70433	USA	+1 (985) 727-2000	www.hornbeckoffshore.com

documents, will be available at http://cases.stretto.com/hornbeck. For further information regarding the restructuring, please contact the Company’s solicitation agent, Stretto, at 1-(855)-258-1004 (toll-free domestic), or email them at teamhornbeck@stretto.com.
Kirkland & Ellis LLP, Winstead PC and Jackson Walker LLP are serving as legal counsel to the Company, Guggenheim Securities, LLC is acting as financial advisor, Portage Point Partners, LLC is serving as restructuring advisor and Stretto is serving as claims and noticing agent.
Hornbeck Offshore Services, Inc. is a leading provider of technologically advanced, new generation offshore service vessels primarily in the Gulf of Mexico and Latin America.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this communication which are forward-looking, and provide other than historical information, involve risks, contingencies and uncertainties. These forward-looking statements include, among other things, statements about improving the Company’s capital structure, the Company’s ability to effect its restructuring Plan as expected, or at all, and strengthening of the Company's balance sheet. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous risks, contingencies and uncertainties, including, among others: negotiations with third parties; regulatory and other approvals; adverse changes in the markets in which the Company operates or credit or capital markets; and actions by lenders, other creditors, customers and other business counterparties of the Company. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on forward-looking statements. For a more complete discussion of these and other risk factors, please see each of the Company's annual and quarterly filings with the U.S. Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2018 and subsequent quarterly reports on Form 10-Q. This communication reflects the views of the Company's management as of the date hereof. Except to the extent required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement.

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